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                                  WARRANT AGREEMENT

                               Dated as of May 5, 1998


                                    By and Between

                             RHYTHMS NETCONNECTIONS INC.

                                         and

               STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.,

                                    Warrant Agent



                        -------------------------------------

                          Warrants to Purchase Common Stock
                             (Par Value $0.001 Per Share)




             -----------------------------------------------------------
             -----------------------------------------------------------

                                  TABLE OF CONTENTS


ARTICLE I. ISSUANCE, FORM, EXECUTION, DELIVERY AND
REGISTRATION OF WARRANT CERTIFICATES . . . . . . . . . . . . . . . . . . . . 1

SECTION 1.01. ISSUANCE OF WARRANTS . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.02. FORM OF WARRANT CERTIFICATES . . . . . . . . . . . . . . . . . 2
SECTION 1.03. EXECUTION OF WARRANT CERTIFICATES  . . . . . . . . . . . . . . 2
SECTION 1.04. AUTHENTICATION AND DELIVERY  . . . . . . . . . . . . . . . . . 3
SECTION 1.05. TEMPORARY WARRANT CERTIFICATES . . . . . . . . . . . . . . . . 3
SECTION 1.06. SEPARATION OF WARRANTS AND NOTES . . . . . . . . . . . . . . . 4
SECTION 1.07. REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . 4
SECTION 1.08. REGISTRATION OF TRANSFERS OR EXCHANGES . . . . . . . . . . . . 5
SECTION 1.09. LOST, STOLEN, DESTROYED, DEFACED OR MUTILATED WARRANT
              CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . .10
SECTION 1.10. OFFICES FOR EXERCISE, ETC. . . . . . . . . . . . . . . . . . .10

ARTICLE II. DURATION AND EXERCISE OF WARRANTS; EXERCISE PRICE
AND REPURCHASE OF WARRANTS . . . . . . . . . . . . . . . . . . . . . . . . .11
SECTION 2.01. DURATION OF WARRANTS . . . . . . . . . . . . . . . . . . . . .11
SECTION 2.02. EXERCISE, EXERCISE PRICE, SETTLEMENT AND DELIVERY  . . . . . .12
SECTION 2.03. CANCELLATION OF WARRANT CERTIFICATES . . . . . . . . . . . . .14
SECTION 2.04. NOTICE OF EXERCISE DATE  . . . . . . . . . . . . . . . . . . .14
SECTION 2.05. REPURCHASE . . . . . . . . . . . . . . . . . . . . . . . . . .14

ARTICLE III. OTHER PROVISIONS RELATING TO
RIGHTS OF HOLDERS OF WARRANTS. . . . . . . . . . . . . . . . . . . . . . . .17
SECTION 3.01. ENFORCEMENT OF RIGHTS  . . . . . . . . . . . . . . . . . . . .17
SECTION 3.02. OBTAINING STOCK EXCHANGE LISTINGS  . . . . . . . . . . . . . .18

ARTICLE IV. CERTAIN COVENANTS OF THE COMPANY . . . . . . . . . . . . . . . .18
SECTION 4.01. PAYMENT OF TAXES . . . . . . . . . . . . . . . . . . . . . . .18
SECTION 4.02. RULES 144 AND 144A . . . . . . . . . . . . . . . . . . . . . .18
SECTION 4.03. FORM OF INITIAL PUBLIC EQUITY OFFERING . . . . . . . . . . . .18
SECTION 4.04. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. . . . . .19
SECTION 4.05. RESOLUTION OF PREEMPTIVE RIGHTS, IF ANY. . . . . . . . . . . .19

ARTICLE V. ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .19
SECTION 5.01. ADJUSTMENT OF EXERCISE RATE; NOTICES . . . . . . . . . . . . .19
SECTION 5.02. FRACTIONAL WARRANT SHARES  . . . . . . . . . . . . . . . . . .26
SECTION 5.03. CERTAIN DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . .27

ARTICLE VI. CONCERNING THE WARRANT AGENT . . . . . . . . . . . . . . . . . .27
SECTION 6.01. WARRANT AGENT  . . . . . . . . . . . . . . . . . . . . . . . .27
SECTION 6.02. CONDITIONS OF WARRANT AGENT'S OBLIGATIONS  . . . . . . . . . .27
SECTION 6.03. RESIGNATION AND APPOINTMENT OF SUCCESSOR . . . . . . . . . . .31

ARTICLE VII. MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .32
SECTION 7.01. AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . .32
SECTION 7.02. NOTICES AND DEMANDS TO THE COMPANY AND WARRANT AGENT . . . . .33
SECTION 7.03. ADDRESSES FOR NOTICES TO PARTIES AND FOR TRANSMISSION
              OF DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 7.04. NOTICES TO HOLDERS . . . . . . . . . . . . . . . . . . . . . .34
SECTION 7.05. APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . .34
SECTION 7.06. PERSONS HAVING RIGHTS UNDER AGREEMENT  . . . . . . . . . . . .34
SECTION 7.07. HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . .35
SECTION 7.08. COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . .35
SECTION 7.09. INSPECTION OF AGREEMENT  . . . . . . . . . . . . . . . . . . .35
SECTION 7.10. AVAILABILITY OF EQUITABLE REMEDIES . . . . . . . . . . . . . .35
SECTION 7.11. OBTAINING OF GOVERNMENTAL APPROVALS  . . . . . . . . . . . . .35
SECTION 7.12. REPORTS TO HOLDERS . . . . . . . . . . . . . . . . . . . . . .35


EXHIBIT A   -     Form of Warrant Certificate
EXHIBIT B   -     Form of Legend for Global Warrant
EXHIBIT C   -     Certificate to Be Delivered upon Exchange or Registration of
                  Transfer of Warrants
EXHIBIT D   -     Form of Certificate to Be Delivered in Connection with
                  Regulation S Transfers

APPENDIX A  -     List of Financial Experts

                                  WARRANT AGREEMENT

     WARRANT AGREEMENT ("AGREEMENT"), dated as of May 5, 1998 by and between RHYTHMS NETCONNECTIONS INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as warrant agent (with any successor Warrant Agent, the "WARRANT AGENT").

     WHEREAS, the Company has entered into a purchase agreement (the "PURCHASE AGREEMENT") dated April 28, 1998 with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and Donaldson, Lufkin & Jenrette Securities Corporation (together with Merrill Lynch, the "INITIAL PURCHASERS"), severally, in which the Company has agreed to sell to the Initial Purchasers 290,000 units (the "Units"), each consisting of (i) $1,000 principal amount at maturity of 13 1/2% Senior Discount Notes due 2008 (the "NOTES") of the Company to be issued under an indenture dated as of May 5, 1998 (the "INDENTURE"), between the Company and State Street Bank and Trust Company of California, N.A., trustee (in such capacity, the "TRUSTEE"), and (ii) four warrants (the "WARRANTS"), each initially entitling the holder thereof to purchase 1.7 shares of Common Stock (as defined herein) of the Company, as set forth opposite such Initial Purchaser's name on Schedule A to the Purchase Agreement. The certificates evidencing the Warrants are herein referred to collectively as the "WARRANT CERTIFICATES"; and

     WHEREAS, the Notes and the Warrants comprising the Units shall not be separately transferable until the Separability Date (as defined herein); and

     WHEREAS, the holders of the Warrants are entitled to the benefits of a Warrant Registration Rights Agreement dated as of May 5, 1998 between the Company and the Initial Purchasers (the "WARRANT REGISTRATION RIGHTS AGREEMENT"); and

     WHEREAS, the Company desires the Warrant Agent as warrant agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Warrants may be issued, exchanged, canceled, replaced and exercised;

NOW, THEREFORE, the parties hereto agree as follows:


                  ARTICLE I. ISSUANCE, FORM, EXECUTION, DELIVERY AND
                         REGISTRATION OF WARRANT CERTIFICATES

     SECTION 1.01. ISSUANCE OF WARRANTS. Warrants comprising part of the Units shall be originally issued in connection with the issuance of the Units, and such Warrants shall not be separately transferable from the Notes until on or after the Separability Date as provided in Section 1.06 hereof.

     Each Warrant Certificate shall evidence the number of Warrants specified therein. Each Warrant evidenced by a Warrant Certificate shall, when it becomes exercisable as provided herein and therein, represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to the holder of such Warrant) 1.7 fully paid, registered and non-assessable Warrant Shares at an exercise price of $0.01 per share. The number of shares of the Company's common stock, par value $0.001 per share, and any other class or series of common equity equivalent shares of the Company hereafter created (the "COMMON STOCK") issuable upon exercise of a Warrant is subject to adjustment as provided herein and in the Warrant. The shares of Common Stock issuable upon exercise of a Warrant are hereinafter referred to as the "WARRANT SHARES" and, unless the context otherwise requires, such term shall also include any other securities or property issuable and deliverable upon exercise of a Warrant as provided in Article V, subject to adjustment as provided herein and in the Warrant.

     SECTION 1.02. FORM OF WARRANT CERTIFICATES. The Warrant Certificates will initially be issued either in global form (the "GLOBAL WARRANTS") or in registered form as definitive Warrant Certificates (the "DEFINITIVE WARRANTS"), in either case substantially in the form of EXHIBIT A attached hereto. Any Global Warrants to be delivered pursuant to this Agreement shall bear the legend set forth in EXHIBIT B attached hereto. The Global Warrants shall represent such of the outstanding Warrants as shall be specified therein, and each Global Warrant shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and the Depositary (as defined below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the "DEPOSITARY" with respect to the Global Warrants until a successor shall be appointed by the Company and the Warrant Agent. Upon written request, a holder of Warrants may receive from the Warrant Agent or the Depositary Definitive Warrants as set forth in Section 1.08 hereof.

     SECTION 1.03. EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be executed on behalf of the Company by the chairman of its board of directors, its president, its chief financial officer or any vice president and attested by its secretary or assistant secretary. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

     In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificate so signed shall be authenticated and delivered by the Warrant Agent or disposed of by the Company, such Warrant Certificate nevertheless may be authenticated and delivered or disposed of as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company. Any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

     SECTION 1.04. AUTHENTICATION AND DELIVERY. Subject to the immediately following paragraph, Warrant Certificates shall be authenticated by manual signature and dated the date of authentication by the Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Warrant Certificates shall be numbered and shall be registered in the Warrant Register (as defined in Section 1.07 hereof).

     Upon the receipt by the Warrant Agent of a written order of the Company, which order shall be signed by the chairman of its board of directors, its president, its chief financial officer or any vice president and attested by its secretary or assistant secretary, and shall specify the amount of Warrants to be authenticated, whether the Warrants are to be Global Warrants or Definitive Warrants, the date of such Warrants and such other information as the Warrant Agent may reasonably request, without any further action by the Company, the Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Warrant Certificates, duly executed as provided in Section
1.03 hereof, to authenticate the Warrant Certificates and upon the holder's request deliver them. Such authentication shall be by a duly authorized signatory of the Warrant Agent (although it shall not be necessary for the same signatory to sign all Warrant Certificates).

     In case any authorized signatory of the Warrant Agent who shall have authenticated any of the Warrant Certificates shall cease to be such authorized signatory before the Warrant Certificate shall be disposed of by the Company or the Warrant Agent, such Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Warrant Certificate had not ceased to be such authorized signatory of the Warrant Agent; and any Warrant Certificate may be authenticated on behalf of the Warrant Agent by such persons as, at the actual time of authentication of such Warrant Certificates, shall be the duly authorized signatories of the Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

     The Warrant Agent's authentication on all Warrant Certificates shall be in substantially the form set forth in EXHIBIT A hereto.

     SECTION 1.05. TEMPORARY WARRANT CERTIFICATES. Any Warrants sold in offshore transactions in reliance on Regulation S will initially be represented by one or more permanent legended global Warrants in definitive, fully registered form (each a LEGENDED REGULATION S GLOBAL WARRANT"). The Company may execute, and the Warrant Agent shall authenticate and deliver, Legended Regulation S Global Warrant Certificates, which are printed, lithographed, typewritten or otherwise produced, substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

     The Legended Regulation S Global Warrants will be exchangeable for one or more unlegended permanent global Warrants on or after one year following the Issue Date (as defined herein) upon certification that the beneficial interests in such global Warrants are owned by non-U.S. persons at any office or agency maintained by the Company for that purpose pursuant to Section 1.10 hereof. Subject to the provisions of Section 4.01 hereof, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more Legended Regulation S Global Warrant Certificates, the Company shall execute, and the Warrant Agent shall authenticate and deliver in exchange therefor, one or more unlegended permanent global Warrant Certificates representing in the aggregate a like number of Warrants. Until so exchanged, the holder of a Legended Regulation S Global Warrant Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of an unlegended permanent global Warrant Certificate PROVIDED that prior to one year after the Issue Date, beneficial interests in the Legended Regulation S Global Warrant may be only held through Euroclear or Cedel Bank. Cedel Bank and Euroclear will hold interests in the Global Warrant on behalf of their participants through DTC.

     SECTION 1.06. SEPARATION OF WARRANTS AND NOTES. The Notes and the Warrants will not be separately transferable until the Separability Date. "SEPARABILITY DATE" means the earliest to occur of: (i) November 1, 1998; (ii) the date on which a registration statement with respect to a registered exchange offer for the Notes is declared effective under the Securities Act of 1933, as amended (the "SECURITIES ACT"); (iii) the occurrence of a Change of Control (as defined in the Indenture); and (iv) such earlier date as determined by Merrill Lynch & Co. in its sole discretion. The separation of the Warrants and the Notes is herein referred to as a "SEPARATION."

     SECTION 1.07. REGISTRATION. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Warrants as provided in this Article. Each person designated by the Company from time to time as a person authorized to register the transfer and exchange of the Warrants is hereinafter called, individually and collectively, the "REGISTRAR". The Company hereby initially appoints the Warrant Agent as Registrar. Upon written notice to the Warrant Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

     The Company will at all times designate one person (who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the holders of Warrants (the "WARRANT REGISTER"). The Warrant Agent will act as such repository unless and until some other person is, by written notice from the Company to the Warrant Agent and the Registrar, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Warrant Register on as current a basis as is practicable.

     SECTION 1.08. REGISTRATION OF TRANSFERS OR EXCHANGES.

     (a) TRANSFER OR EXCHANGE OF DEFINITIVE WARRANTS. When Definitive Warrants are presented to the Warrant Agent with a request from the holder:

     (i)   to register the transfer of the Definitive Warrants; or

     (ii) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Warrant Agreement as set forth in this Section
1.08 hereof for such transactions are met; PROVIDED, HOWEVER, that the Definitive Warrants presented or surrendered by a holder for registration of transfer or exchange:

     (x) shall be duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Company and the Warrant Agent, duly executed by such holder or by his attorney, duly authorized in writing; and

     (y) in the case of Warrants the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (X) the date which is two years (or such shorter period as may be prescribed by Rule 144(k) (or any successor provision thereto)) after the later of the date of original issuance of the Warrants and the last date on which the Company or any Affiliate (as defined in the Indenture) of the Company was the owner of such Warrants, or any predecessor thereto, and (Y) such later date, if any, as may be required by any subsequent change in applicable law, as set forth in a certification from such holder in substantially the form of EXHIBIT C hereto (the "RESALE RESTRICTION TERMINATION DATE"), such Warrants shall be accompanied by the following additional information and documents, as applicable:

               (A) if such Warrants are being delivered to the Warrant Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of EXHIBIT C hereto); or

               (B) if such Warrants are being transferred to a qualified institutional buyer as such term is defined in Rule 144A under the Securities Act (a "QIB") in accordance with Rule 144A under the Securities Act, a certification from the transferor to that effect (in substantially the form of EXHIBIT C hereto); or

               (C) if such Warrants are being transferred in reliance on Regulation S under the Securities Act, delivery by the transferor of a certification to that effect (in substantially the form of EXHIBIT C hereto), and a Certificate for Regulation S Transfers (in substantially the form of EXHIBIT D hereto); or

               (D) if such Warrants are being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of
                    (i) a certification from the transferor to that effect (in substantially the form of EXHIBIT C hereto), and (ii) an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

               (E) if such Warrants are being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification from the transferor to that effect (in substantially the form of EXHIBIT C hereto) and an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; PROVIDED that the Company may, based upon the views of its own counsel, instruct the Warrant Agent not to register such transfer in any case where the proposed transferee is not a QIB or non-U. S. person.

     (b)   RESTRICTIONS ON TRANSFER OF A DEFINITIVE WARRANT FOR A BENEFICIAL
INTEREST IN A GLOBAL WARRANT.   A Definitive Warrant may not be transferred by a
holder for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

     (i) certification from such holder (in substantially the form of EXHIBIT C hereto) that such Definitive Warrant is being transferred to a QIB in accordance with Rule l44A under the Securities Act; and

     (ii) written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrant Shares represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue, and the Warrant Agent shall upon written instructions from the Company authenticate, a new Global Warrant in the appropriate amount.

     (c) TRANSFER OR EXCHANGE OF GLOBAL WARRANTS. The transfer or exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Section 1.08, the Private Placement Legend (as defined below), this Agreement (including those restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

     (d) TRANSFER OR EXCHANGE OF A BENEFICIAL INTEREST IN A GLOBAL WARRANT FOR A DEFINITIVE WARRANT.

     (i) Any person having a beneficial interest in a Global Warrant may transfer or exchange such beneficial interest for a Definitive Warrant upon receipt by the Warrant Agent of written instructions (or such other form of instructions as is customary for the Depositary) from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant, including a written order containing registration instructions and, in the case of any such transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

           (A) if such beneficial interest is being transferred to the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form of EXHIBIT C hereto); or

           (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certification from the transferor to that effect (in substantially the form of EXHIBIT C hereto); or

           (C) if such beneficial interest is being transferred in reliance on Regulation S under the Securities Act, delivery by the transferor of (i) a certification to that effect (in substantially in the form of EXHIBIT C hereto), and (ii) a Certificate for Regulation S Transfers in substantially the form of EXHIBIT D hereto; or

           (D) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification to that effect (in substantially the form of EXHIBIT C hereto) and (ii) an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

           (E) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification from the transferor to that effect (in substantially the form of EXHIBIT C hereto) and an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; provided that the Company may instruct the Warrant Agent not to register such transfer in any case where the proposed transferee is not a QIB or non-U.S. person;

           then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an officers' certificate (a certificate signed by the chairman or a co-chairman of the board, the president, the chief financial officer, any executive vice president or any senior vice president of the Company signing alone, or by any vice president signing together with the secretary, any assistant secretary, the treasurer, or any assistant treasurer of the Company) (an "OFFICERS' CERTIFICATE"), the Warrant Agent will authenticate and deliver to the transferee a Definitive Warrant.

     (ii) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 1.08(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Warrants are so registered and adjust the Global Warrant pursuant to paragraph (h) of this Section 1.08.

     (e) RESTRICTIONS ON TRANSFER OR EXCHANGE OF GLOBAL WARRANTS. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection (f) of this Section 1.08), a Global Warrant may not be transferred or exchanged as a whole except by the Depositary to a nominee of the Depositary; by a nominee of the Depositary to the Depositary or another nominee of the Depositary; or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (f) AUTHENTICATION OF DEFINITIVE WARRANTS IN ABSENCE OF DEPOSITARY. If at any time:

     (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

     (ii) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants for all Global Warrants under this Agreement,

then the Company will execute, and the Warrant Agent will, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Warrants, authenticate and deliver Definitive

Warrants, in an aggregate number equal to the aggregate number of warrants represented by the Global Warrant, in exchange for such Global Warrant.

     (g) PRIVATE PLACEMENT LEGEND. Upon the transfer or exchange of Warrant Certificates not bearing the legend set forth in the first paragraph of EXHIBIT A attached hereto (the "PRIVATE PLACEMENT LEGEND"), the Warrant Agent shall deliver Warrant Certificates that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Warrant Certificates bearing the Private Placement Legend, the Warrant Agent shall deliver Warrant Certificates that bear the Private Placement Legend unless, and the Warrant Agent is hereby authorized to deliver Warrant Certificates without the Private Placement Legend if, (i) there is delivered to the Warrant Agent an opinion of counsel reasonably satisfactory to the Company and the Warrant Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) the Warrants to be transferred or exchanged represented by such Warrant Certificates are being transferred or exchanged pursuant to an effective registration statement under the Securities Act.

     (h) CANCELLATION OR ADJUSTMENT OF A GLOBAL WARRANT. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Company or, upon written order to the Warrant Agent in the form of an Officers' Certificate from the Company, retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant by the Warrant Agent to reflect such reduction.

     (i) OBLIGATIONS WITH RESPECT TO TRANSFERS OR EXCHANGES OF DEFINITIVE WARRANTS.

     (i) To permit registrations of transfers or exchanges, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall authenticate, Definitive Warrants and Global Warrants.

     (ii) All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants, as the case may be, shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

     (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

     SECTION 1.09. LOST, STOLEN, DESTROYED, DEFACED OR MUTILATED WARRANT CERTIFICATES. Upon receipt by the Company and the Warrant Agent (or any agent of the Company or the Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Warrant Certificate and of indemnity satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a BONA FIDE purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, a new Warrant Certificate representing a like number of Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section in a name other than the prior registered holder of the lost, stolen, destroyed, defaced or mutilated Warrant Certificate, the Company may require the payment from the holder of such Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent and the Registrar) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 1.09 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Warrant Certificates.

     The Warrant Agent is hereby authorized to authenticate in accordance with the provisions of this Agreement and deliver the new Warrant Certificates required pursuant to the provisions of this Section.

     SECTION 1.10. OFFICES FOR EXERCISE, ETC. So long as any of the Warrants remain outstanding, the Company will designate and maintain in the Borough of Manhattan, The City of New York: (a) an office or agency where the Warrant Certificates may be presented for exercise (each a "WARRANT EXERCISE OFFICE"),
(b) an office or agency where the Warrant Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Warrant Certificates for definitive Warrant Certificates pursuant to Section
1.05 hereof), and (c) an office or agency where notices and demands to or upon the Company in respect of the Warrants or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient; PROVIDED, HOWEVER, that an office or agency shall at all times be maintained in the Borough of Manhattan, The City of New York, as provided in the first sentence of this Section. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside The

City of New York, where Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the office of State Street Bank and Trust Company, N.A., an affiliate of the Warrant Agent, 61 Broadway, 15th Floor, New York, NY 10006, as the initial agency maintained for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the corporate trust office of the Warrant Agent identified in Section 7.03 hereof (the "WARRANT AGENT OFFICE") and the Company appoints the Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.

            ARTICLE II. DURATION AND EXERCISE OF WARRANTS; EXERCISE PRICE
                              AND REPURCHASE OF WARRANTS

     SECTION 2.01. DURATION OF WARRANTS. Subject to the terms and conditions established herein, the Warrants shall expire at 5:00 p.m., New York City time, on May 15, 2008. The applicable date of expiration of a particular Warrant is referred to herein as the "EXPIRATION DATE" of such Warrant. Each Warrant may be exercised on any Business Day (as defined below) on or after the Exercisability Date (as defined in Section 2.02) and on or prior to the close of business on the Expiration Date; PROVIDED, HOWEVER, that no Warrant may be exercised during the 180-day period commencing on the date of the closing of an initial public offering of the Company's common stock (the "BLACKOUT PERIOD"), except (i) in the event of receipt by the holder of such Warrant of the written consent for such exercise by the Company and the managing underwriters in such initial public offering or (ii) in the event that such closing of the Company's initial public offering occurs on or after the date that is 180 days prior to the Expiration Date (the events referred to in these clauses (i) and (ii), the "BLACKOUT PERIOD EXCEPTIONS"); AND PROVIDED FURTHER that either a registration statement relating to the Warrant Shares underlying such Warrant is, at the time of exercise, effective and available or the exercise of such Warrant is exempt from the registration requirements of the Securities Act, and such Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the state or other jurisdiction in which the holder of such Warrant resides. The Company shall give written notice to the Warrant Agent of the occurrence and duration of any Blackout Period and of the applicability of any Blackout Period Exception.

     Any Warrant not exercised before the close of business on the Expiration Date shall become void, and all rights of the holder under the Warrant Certificate evidencing such Warrant and under this Agreement shall cease.

     "BUSINESS DAY" shall mean any day on which (i) banks in the City of New York, (ii) banks in the city in which the principal corporate trust office of the Warrant Agent is located, (iii) the principal U.S. securities exchange or market, if any, on which any Common Stock is listed or admitted to trading and (iv) the principal U.S. securities exchange or market, if any, on which the Warrants are listed or admitted to trading, are open for business.

     SECTION 2.02.  EXERCISE, EXERCISE PRICE, SETTLEMENT AND DELIVERY.   (a)
Subject to the provisions of this Agreement, and except as set forth in Section
2.01 hereof, a holder of a Warrant shall have the right to purchase from the Company on or after the Exercisability Date and on or prior to the close of business on the Expiration Date 1.7 fully paid, registered and non-assessable Warrant Shares (and any other securities or property purchasable or deliverable upon exercise of such Warrant as provided in Article V), subject to adjustment in accordance with Article V hereof, at the purchase price of $0.01 for each share purchased (the "EXERCISE PRICE"). The number and amount of Warrant Shares issuable upon exercise of a Warrant (the "EXERCISE RATE") shall be subject to adjustment from time to time as set forth in Article V hereof.

     "EXERCISABILITY DATE" means, with respect to each Warrant, the date that is one year after the Issue Date.

     (b) Warrants may be exercised on or after the date they are exercisable hereunder by (i) surrendering at any Warrant Exercise Office the Warrant Certificate evidencing such Warrants with the form of election to purchase Warrant Shares set forth on the reverse side of the Warrant Certificate (the "ELECTION TO EXERCISE") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of a transfer, such signature shall be guaranteed by an eligible guarantor institution, and (ii) paying in full the Exercise Price for each such Warrant exercised. Each Warrant may be exercised only in whole.

     (c) Simultaneously with the exercise of each Warrant, payment in full of the aggregate Exercise Price may be made, at the option of the holder, (i) in cash or by certified or official bank check, (ii) by a Cashless Exercise (as defined below) or (iii) by any combination of (i) and (ii), to the office or agency where the Warrant Certificate is being surrendered. For purposes of this Agreement, a "CASHLESS EXERCISE" shall mean an exercise of a Warrant in accordance with the immediately following two sentences. To effect a Cashless Exercise, the holder may exercise a Warrant or Warrants without payment of the Exercise Price in cash by surrendering such Warrant or Warrants (represented by one or more Warrant Certificates) and, in exchange therefor, receiving such number of shares of Common Stock equal to the product of (1) that number of shares of Common Stock for which such Warrant or Warrants are exercisable and which would be issuable in the event of an exercise with payment in cash of the Exercise Price and (2) the Cashless Exercise Ratio (as defined below). The "CASHLESS EXERCISE RATIO," which shall be set forth in a certification of the Company delivered to the Warrant Agent, shall equal a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in this Agreement) per share of Common Stock on the date of exercise over the Exercise Price per share of Common Stock as of the date of exercise, and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with a holder's option to elect a Cashless Exercise, such holder must specify the number of Warrants for which such Warrant Certificate is to be exercised (without giving effect to such Cashless Exercise). All provisions of this Agreement shall be applicable with respect to a Cashless Exercise of a Warrant Certificate for less than the full number of Warrants represented thereby. No payment or adjustment shall be made on account of any distributions of dividends on the Common Stock issuable upon exercise of a Warrant. If the Company has not effected the registration under the Securities Act of the offer and sale of the Warrant Shares by the Company to the holders of the Warrants on or prior to the Exercise Date (as defined below) thereof, then the Company may elect to require that the holders of the Warrants effect the exercise thereof solely pursuant to the Cashless Exercise option and may also amend the Warrants to eliminate the requirement for payment of the Exercise Price with respect to such Cashless Exercise option. The Warrant Agent shall have no obligation under this section to calculate the Cashless Exercise Ratio and may assume without inquiry that the most recent Cashless Exercise Ratio set forth in a prior certification from the Company remains in effect.

     (d) Upon surrender of a Warrant Certificate and payment and collection of the Exercise Price at any Warrant Exercise Office (other than any Warrant Exercise Office that also is an office of the Warrant Agent), such Warrant Certificate and payment shall be promptly delivered to the Warrant Agent. The "EXERCISE DATE" for a Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (b) and (c) of this Section 2.02 are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, and the exercise of the Warrant will be effective as of such Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the first sentence of paragraphs (b) and (c) are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

     (e) Upon the exercise of a Warrant in accordance with the terms hereof, the receipt of a Warrant Certificate and payment of the Exercise Price (or election of the Cashless Exercise option), the Warrant Agent shall: (i) except to the extent exercise of the Warrant has been effected through a Cashless Exercise, cause an amount equal to the aggregate Exercise Price to be paid to the Company by crediting such amount in immediately available funds to the account designated by the Company in writing to the Warrant Agent for that purpose; (ii) advise the Company immediately by telephone of the amount so deposited to the Company's account and promptly confirm such telephonic advice in writing; and (iii) as soon as practicable, advise the Company in writing of the number of Warrants exercised in accordance with the terms and conditions of this Agreement and the Warrant Certificates, the instructions of each exercising holder of the Warrant Certificates with respect to delivery of the Warrant Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

     (f) Subject to Section 5.02 hereof, as soon as practicable after the exercise of any Warrant or Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Warrant Certificate evidencing such exercised Warrant or Warrants, a certificate or certificates evidencing the Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Warrant Certificate. Such certificate or certificates evidencing the Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holders of record of such Warrant Shares as of the close of business on the Exercise Date; the Warrant Shares may initially be issued in global form (the "GLOBAL SHARES"). Such Global Shares shall represent such of the outstanding Warrant Shares as shall be specified therein. Each Global Share shall provide that it represents the aggregate amount of outstanding Warrant Shares from time to time endorsed thereon and that the aggregate amount of outstanding Warrant Shares represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Share to reflect any increase or decrease in the amount of outstanding Warrant Shares represented thereby shall be made by the registrar for the Warrant Shares and the Depositary (referred to below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall (if possible) act as the Depositary with respect to the Global Shares until a successor shall be appointed by the Company and the registrar for the Warrant Shares. After exercise of any Warrant or Warrant Shares, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Warrant Certificate, a new Warrant Certificate, countersigned by the Warrant Agent pursuant to written instruction, evidencing the number of Warrants, if any, remaining unexercised unless such Warrants shall have expired.

     SECTION 2.03. CANCELLATION OF WARRANT CERTIFICATES. If the Company shall purchase or otherwise acquire Warrants, then the Warrant Certificates evidencing such Warrants may thereupon be delivered to the Warrant Agent, and if so delivered, shall at the Company's written instruction be canceled by it and retired. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. Upon the Company's written request, the Warrant Agent shall deliver such canceled Warrant Certificates to the Company.

     SECTION 2.04.  NOTICE OF EXERCISE DATE.   The Company shall, promptly after
the Exercise Date, send or cause to be sent to each holder of Warrants and to each beneficial owner of the Warrants to the extent that the Warrants are held of record by a depositary or other agent (with a copy to the Warrant Agent), by first-class mail, at the addresses appearing on the Warrant Register, a notice prepared by the Company advising such holder of the occurrence of the Exercise Date, which notice shall describe the date of expiration of the right to exercise the Warrants prominently set forth in the face of such notice.

     SECTION 2.05.  REPURCHASE.   (a) NOTICE OF REPURCHASE EVENT. Promptly
following the occurrence of a Repurchase Event (as defined below), the Company shall give notice (a "REPURCHASE NOTICE") to the Holders of the Warrants and the Warrant Agent that such event has occurred.

     "REPURCHASE EVENT" means, and shall be deemed to occur on, any date when the Company (i) consolidates with or merges into or with another person (but only where the holders of Common

Stock receive consideration in exchange for all or part of such Common Stock), if the Common Stock (or other securities) thereafter issuable upon exercise of the Warrants is not registered under the Exchange Act or (ii) sells all or substantially all of its assets to another person, if the Common Stock (or other securities) thereafter issuable upon exercise of the Warrants is not registered under the Exchange Act; PROVIDED that, in each case, a "Repurchase Event" shall not be deemed to have occurred if the consideration for such transaction consists solely of cash.

     (b) REPURCHASE OFFERS GENERALLY. Following the occurrence of a Repurchase Event, the Company shall offer to repurchase for cash all outstanding Warrants pursuant to the provisions of this Section 2.05 (a "REPURCHASE OFFER"). The Company shall give notice of a Repurchase Offer in accordance with Section 2.05(f) hereof. Each date on which the Company gives any such notice is referred to as the "NOTICE DATE." The Repurchase Offer shall commence on the Notice Date for such Repurchase Offer and shall expire at 5:00 p.m., New York City time, on a date determined by the Company (the "FINAL SURRENDER TIME") that is at least 30 but not more than 60 days after the Notice Date.

     (c)   REPURCHASE OFFERS.

     (i) In any Repurchase Offer, the Company shall offer to purchase for cash at the Repurchase Price (as defined in Section 2.05(d)) all Warrants outstanding on the Notice Date for such Repurchase Offer that are properly tendered to the Warrant Agent on or prior to the Final Surrender Time for such Repurchase Offer.

     (ii) Each Holder may, but shall not be obligated to, accept such Repurchase Offer by tendering to the Warrant Agent, on or prior to the Final Surrender Time for such Repurchase Offer, the Warrant Certificates evidencing the Warrants such Holder desires to have repurchased in such offer, together with a completed Certificate for Surrender in substantially the form attached to the Warrant Certificate. A Holder may withdraw all or a portion of the Warrants tendered to the Warrant Agent at any time prior to the Final Surrender Time for such Repurchase Offer. If less than all the Warrants represented by a Warrant Certificate shall be tendered, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not tendered shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the Holder, and shall make available for delivery the new Warrant Certificate to the Person or Persons entitled to receive the same; provided that the Holder of such Warrants shall be responsible for the payment of any transfer taxes required as the result of any change in ownership of such Warrants and any such transfer shall comply with applicable law.

     (d)   REPURCHASE PRICE.

     (i) The purchase price (the "REPURCHASE PRICE") for each Warrant properly tendered to the Warrant Agent pursuant to a Repurchase Offer shall be equal to the value (the "RELEVANT VALUE") on the date five Business Days prior to the Notice Date (the "VALUATION DATE") of the Warrant Shares issuable, and other securities or property of the Company which would have been delivered, upon exercise of Warrants had the Warrants been exercised (regardless of whether the Warrants are then exercisable), less the Exercise Price in effect on the Notice Date for such Repurchase Offer.

     (ii) The Relevant Value of the Warrant Shares and other securities or property issuable upon exercise of all the Warrants on any Valuation Date shall be deemed to be equal to the value set forth in the Value Report (as defined below) as determined by an Independent Financial Expert, which shall be selected by the Board in accordance with
           Section 2.05(e) hereof, and retained on customary terms and conditions, using one or more valuation methods that the Independent Financial Expert, in its best professional judgment, determines to be most appropriate but without giving effect to any discount for lack of liquidity, the fact that the Company has no class of equity securities registered under the Exchange Act, the fact that there may be no public market for the Common Stock or the fact that the Warrant Shares and other securities or property issuable upon exercise of the Warrants represent a minority interest in the Company. The Company shall use its best efforts (including by selecting another Independent Financial Expert) to cause the Independent Financial Expert to deliver to the Company, with a copy to the Warrant Agent, within 45 days of the appointment of the Independent Financial Expert in accordance with Section 2.05(e) hereof, a value report (the "VALUE REPORT") stating the Relevant Value of the Common Shares and other securities or property of the Company, if any, being valued as of the Valuation Date and containing a brief statement as to the nature and scope of the methodologies upon which the determination of Relevant Value was made. The Warrant Agent shall have no duty with respect to the Value Report of any Independent Financial Expert, except to keep it on file and available for inspection by the Holders. The determination as to Relevant Value in accordance with the provisions of this
           Section 2.05(d) shall be conclusive on all Persons.

     (e) SELECTION OF INDEPENDENT FINANCIAL EXPERT. The Board of Directors of the Company shall select an Independent Financial Expert not more than five Business Days following a Repurchase Event. Within two Business Days following such selection, the Company shall deliver to the Warrant Agent a notice setting forth the name of such Independent Financial Expert.

     (f) NOTICE OF REPURCHASE OFFER. Each notice of a Repurchase Offer (an "OFFER NOTICE") given by the Company pursuant to Section 2.05(b) shall be given by the Company directly to all Holders of the Warrants, with a copy to the Warrant Agent, shall be given within five Business Days after the Company receives the Value Report with respect to such offer and shall specify (A) the Final Surrender Time for such Repurchase Offer, (B) the manner in which Warrants may be surrendered to the Warrant Agent for repurchase by the Company, (C) the Repurchase Price at which the Warrants will be repurchased by the Company, (D) the name of the Independent Financial Expert whose valuation of the Common Shares and other securities or property was utilized in connection with determining such Repurchase Price and
(E) that payment of the Repurchase Price will be made by the Warrant Agent. Each such notice shall be accompanied by a Certificate for Surrender for Repurchase Offer in substantially the form attached to the Warrant Certificate and a copy of the Value Report, if any.

           (g) PAYMENT FOR WARRANTS. Upon surrender for repurchase of any Warrants in conformity with the provisions of this Section 2.05, the Warrant Agent shall thereupon promptly notify the Company of such surrender. On or before the Final Surrender Time for any Repurchase Offer, the Company shall deposit with the Warrant Agent funds sufficient to make payment for the Warrants tendered to the Warrant Agent and not withdrawn. After receipt of such deposit from the Company, the Warrant Agent shall make payment, by delivering a check in such amount as is appropriate, to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrants, net of any transfer taxes required to be paid in the event that the check is to be delivered to a Person other than the Holder.

           (h) COMPLIANCE WITH LAWS.   Notwithstanding anything contained in
this Section 2.05, if the Company is required to comply with laws, rules, regulations and securities exchange or clearing procedures, in connection with making any Repurchase Offer, such laws, rules, regulations and procedures shall govern the making of such Repurchase Offer.

           (i) DEFAULT. Notwithstanding any other provision of this Warrant Agreement, if a Repurchase Event occurs and the Company (or its successor) shall fail to make a Repurchase Offer pursuant to this Section 2.05, or if the Company (or its successor) shall fail to purchase the Warrants pursuant to the Repurchase Offer in accordance with the provisions of this Section 2.05 (each such event, a "DEFAULT"), then the holders of the Warrants may pursue any available remedy to collect the Repurchase Price or to enforce the performance of any provision of this Warrant Agreement. A delay or omission by any Holder of a Warrant in exercising, or a failure to exercise, any right or remedy arising out of a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. All remedies are cumulative to the extent permitted by law.

                      ARTICLE III. OTHER PROVISIONS RELATING TO
                            RIGHTS OF HOLDERS OF WARRANTS

     SECTION 3.01.  ENFORCEMENT OF RIGHTS.   (a) Notwithstanding any of the
provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Shares or the holder of any other Warrant Certificate, may, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Warrant or Warrants evidenced by his Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

     (b) Neither the Warrants nor any Warrant Certificate shall entitle the holders thereof to any of the rights of shareholders of the Company, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to receive notice as shareholders in respect of the meetings of shareholders or for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company, except as expressly provided in Section 5.03 hereof.

     SECTION 3.02. OBTAINING STOCK EXCHANGE LISTINGS.   The Company will from
time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets within the United States (including the Nasdaq National Market), if any, on which other shares of Common Stock are then listed, if any.

                     ARTICLE IV. CERTAIN COVENANTS OF THE COMPANY

     SECTION 4.01. PAYMENT OF TAXES.   The Company will pay all documentary
stamp taxes attributable to the initial issuance of Warrants and of the Warrant Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant Certificates or any certificates for Warrant Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

     SECTION 4.02. RULES 144 AND 144A.   The Company covenants that it will file
the reports required to be filed by it under the Securities Act and the Exchange Act and the rules, regulations and policies adopted by the Securities and Exchange Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will mail to each owner or beneficial owner of Warrants, such information as is referred to in Rule 144A(d)(4) under the Securities Act.

     SECTION 4.03. FORM OF INITIAL PUBLIC EQUITY OFFERING.   The Company agrees
that it will not make an Initial Public Equity Offering of any class or series of its Capital Stock (as defined below) (other than the class of Capital Stock into which the Warrants are then exercisable) without (a) adopting any amendments to the terms of the Company's articles of incorporation that may be necessary to provide that the Warrant Shares are convertible into such class or series of Capital Stock subject to the Initial Public Equity Offering (the "SUBJECT CLASS") on a share-for-share basis or other equitable basis and that the rights, conditions and privileges of the Subject Class shall not be adverse to the holders of the Warrant Shares and (b) offering to holders of the Warrants the right to convert their Warrants into warrants to purchase shares of the Subject Class on a share-for-share basis or other equitable basis. Such conversion rights shall be on terms and conditions determined by the Company's Board of Directors in it sole discretion to be fair and reasonable.

     "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of, such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock whether outstanding on the Issue Date or issued after the Issue Date.

     "INITIAL PUBLIC EQUITY OFFERING" means a primary public offering (whether or not underwritten, but excluding any offering pursuant to Form S-8 or F-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to an issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan or pertaining to debt securities) of Capital Stock pursuant to an effective registration statement under the Securities Act.

     SECTION 4.04. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. The Company agrees to comply with all applicable laws, including the Securities Act and any applicable state securities laws, in connection with the offer and sale of Common Stock (and other securities and property deliverable) upon exercise of the Warrants.

     SECTION 4.05. RESOLUTION OF PREEMPTIVE RIGHTS IF ANY. The Warrant Shares shall not be subject to any preemptive or similar rights.


                                ARTICLE V. ADJUSTMENTS

     SECTION 5.01. ADJUSTMENT OF EXERCISE RATE; NOTICES. The Exercise Rate is subject to adjustment from time to time as provided in this Section.

     (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If, after the Issue Date, the Company:

     (i) pays a dividend or makes a distribution on shares of its Common Stock payable in shares of its Common Stock or any other Capital Stock of the Company (other than any such dividend to the extent covered by Section 5.03);

     (ii) subdivides or splits any of its outstanding shares of Common Stock into a greater number of shares;

     (iii) combines any of its outstanding shares of Common Stock into a smaller number of shares; or

     (iv) issues by reclassification of any of its Common Stock any shares of any of its Capital Stock;

then the Exercise Rate in effect immediately prior to such action for each Warrant then outstanding shall be adjusted so that the holder of a Warrant thereafter exercised may receive the number of shares of Capital Stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action or immediately prior to the record date applicable thereto, if any (regardless of whether the Warrants then outstanding are then exercisable and without giving effect to the Cashless Exercise option). If there are no outstanding shares of Common Stock that are of the same class as the Warrant Shares at the time of any such action and such action has therefore been taken only in respect of shares of another class of Common Stock, such adjustment shall relate to the Warrant Shares as Warrant Shares (and not in the form of shares of Common Stock) if it would not frustrate the intent and purposes of this Section 5.01.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. In the event that such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Exercise Rate shall again be adjusted to be the Exercise Rate which would then be in effect if such record date or effective date had not been so fixed.

     If, after an adjustment, a holder of a Warrant, upon exercise of such Warrant, may receive shares of two or more classes of Capital Stock of the Company, then the Exercise Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article V with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article V.

     (b)   ADJUSTMENT FOR SALE OF COMMON STOCK BELOW CURRENT MARKET VALUE.
If, after the Issue Date, the Company grants or sells to any Person any Common Stock or any securities convertible into or exchangeable or exercisable for any Common Stock (other than (1) pursuant to the exercise of the Warrants, (2) pursuant to any security convertible into, or exchangeable or exercisable for, shares of Common Stock outstanding as of the Issue Date (to the extent in accordance with the terms of such securities as in effect on such date), (3) upon the conversion, exchange or exercise of any convertible, exchangeable or exercisable security as to which upon the issuance thereof an adjustment pursuant to this Article V has been made or which did not require any adjustment pursuant to this Article V, (4) with respect to any transaction or adjustment described in subsections (a) or (d) of this section 5.01 or (5) pursuant to the issuance of warrants to purchase up to 290,000 shares of Common Stock at an exercise price no less than $4.45 per share to any Person from which the Company obtains lease financing subsequent to the date hereof) at a price below the then Current Market Value (calculated as set forth in paragraph (1) of this Section 5.01), the Exercise Rate for each Warrant then outstanding shall be adjusted in accordance with the formula:

                               E(1)=Ex   (O+N)
                                      -----------
                                     (O+(NxP/M))

where:

E(1)   =    the adjusted Exercise Rate for each Warrant then outstanding;

E      =    the then current Exercise Rate for each Warrant then outstanding;

O      =    the number of shares of Common Stock outstanding immediately prior to the sale of Common Stock or issuance of securities convertible, exchangeable or exercisable for Common Stock;

N      =    the number of shares of Common Stock so sold or the maximum stated
            number of shares of Common Stock issuable upon the conversion, exchange or exercise of any such convertible, exchangeable or exercisable securities, as the case may be;

P      =    the proceeds per share of Common Stock received by the Company, which (i) in the case of shares of Common Stock is the amount received by the Company in consideration for the sale and issuance of such shares; and (ii) in the case of securities convertible into or exchangeable or exercisable for shares of Common Stock is the amount received by the Company in consideration for the sale and issuance of such convertible or exchangeable or exercisable securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such convertible or exchangeable securities, payable to the Company upon exercise, conversion or exchange thereof; and

M      =    the Current Market Value as of the Time of Determination (as
            defined herein) or at the time of sale, as the case may be, calculated as set forth in paragraph (1) of this Section 5.01.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this paragraph (b) applies or upon consummation of the sale of Common Stock, as the case may be. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Exercise Rate for each Warrant then outstanding shall be readjusted to the Exercise Rate which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Exercise Rate for each Warrant then outstanding shall again be adjusted to be the Exercise Rate which would then be in effect if such date fixed for determination of shareholders entitled to receive such rights or warrants had not been so fixed.

     No adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (b) would result in a value of E1 that is lower than the value of E.

     No adjustment in the Exercise Rate shall be made under this paragraph (b) upon the conversion, exchange or exercise of options to acquire shares of Common Stock by officers, directors or employees of the Company; provided that the exercise price of such options, at the time of issuance thereof, is at least equal to the then Current Market Value of the Common Stock underlying such options.

     "ISSUE DATE" means the date of the Indenture.

     (c) NOTICE OF ADJUSTMENT. Whenever the Exercise Rate is adjusted, the Company shall promptly mail to holders of Warrants then outstanding at the addresses appearing on the Warrant Register a notice of the adjustment. The Company shall file with the Warrant Agent and any other Registrar such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Warrant Agent nor any such Registrar shall be under any duty or responsibility with respect to any such certificate except to exhibit the same during normal business hours to any holder desiring inspection thereof. Unless and until the Warrant Agent shall receive such certificate, it may assume without inquiry that there has not been any adjustment of the Exercise Rate and that the last Exercise Rate of which it has knowledge remains in effect.

     (d)   REORGANIZATION OF COMPANY; SPECIAL DISTRIBUTIONS.

     (i) If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a "FUNDAMENTAL TRANSACTION"), as a condition to consummating any such transaction the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made (the "SURVIVING PERSON") shall enter into a supplemental warrant agreement. The supplemental warrant agreement shall provide (A) that the holder of a Warrant then outstanding may exercise it for the kind and amount of capital stock or other securities or property which such holder would have received immediately after the Fundamental Transaction if such holder had exercised the Warrant immediately before the effective date of the Fundamental Transaction (whether or not the Warrants were then exercisable and without giving effect to the Cashless Exercise option); it being understood that the Warrants will remain exercisable only in accordance with their terms so that conditions to exercise will remain applicable, such as payment of Exercise Price, assuming (to the extent applicable) that such holder (i) was not a constituent person or an affiliate of a constituent person to such transaction, (ii) made no election with respect thereto, and (iii) was treated alike with the plurality of non-electing holders, and
           (B) that the Surviving Person shall succeed to and be substituted to every right and obligation of the Company in respect of this Agreement and the Warrants. The supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V. The Surviving Person shall mail to holders of Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Warrants is an affiliate of the Surviving Person, that issuer shall join in the supplemental warrant agreement.

     (ii) Notwithstanding the foregoing, if the Company enters into a Fundamental Transaction with another Person (other than a subsidiary of the Company) and consideration is payable to holders of shares of Capital Stock (or other securities or property) issuable or, deliverable upon exercise of the Warrants in connection with such Fundamental Transaction which consists solely of cash, or in the event of the dissolution, liquidation or winding-up of the Company, then the holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of such shares (or other securities) issuable upon exercise of the Warrants as if the Warrants had been exercised immediately prior to such event, less the aggregate Exercise Price therefor. If the Company has made a Repurchase Offer that has not expired at the time of such transaction, the holders of the Warrants will be entitled to receive the higher of (i) the amount payable to the holders of the Warrants described above and (ii) the Repurchase Price payable to the holders of the Warrants pursuant to such Repurchase Offer. Upon receipt of such payment, if any, the rights of a holder of such Warrant shall terminate and cease and such holder's Warrants shall expire.

     (iii) If this paragraph (d) applies, it shall supersede the application of paragraph (a) of this Section 5.01.

     (iv) In case of any Fundamental Transaction, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay to the holders of the Warrants. After such funds and the surrendered Warrant Certificate are received, the Warrant Agent shall make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person or persons as it may be directed in writing by the holders surrendering such Warrants.

     (e)   COMPANY DETERMINATION FINAL.   Any determination that the Company or
the board of directors of the Company must make pursuant to this Article V shall be conclusive.

     (f)   WARRANT AGENT'S ADJUSTMENT DISCLAIMER.   The Warrant Agent shall
have no duty to determine when an adjustment under this Article V should be made, how it should be made or what it should be. The Warrant Agent shall have no duty to determine whether a supplemental warrant agreement under paragraph
(d) need be entered into or whether any provisions of any supplemental warrant agreement are correct. The Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Article V.

     (g)   ADJUSTMENT FOR TAX PURPOSES.   The Company may make such increases
in the Exercise Rate, in addition to those otherwise required by this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

     (h) UNDERLYING WARRANT SHARES. The Company shall at all times reserve and keep available, out of its authorized but unissued Common Stock or Common Stock held in the treasury of the Company, for the purpose of effecting the exercise of Warrants, the full number of Warrant Shares then deliverable upon the exercise of all Warrants then outstanding and payment of the exercise price, and the shares so deliverable shall be duly and validly issued, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests.

     (i)   SPECIFICITY OF ADJUSTMENT.   Regardless of any adjustment in the
number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of Warrant Shares per Warrant as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

     (j)   VOLUNTARY ADJUSTMENT.   The Company from time to time may increase
the Exercise Rate by any number and for any period of time (provided that such period is not less than 20 Business Days). Whenever the Exercise Rate is so increased, the Company shall mail to holders at the addresses appearing on the Warrant Register and file with the Warrant Agent a notice of the increase. The Company shall give the notice at least 15 days before the date the increased Exercise Rate takes effect. The notice shall state the increased Exercise Rate and the period it will be in effect. A voluntary increase in the Exercise Rate shall not change or adjust the Exercise Rate otherwise in effect as determined by this Section 5.01.

     (k) MULTIPLE ADJUSTMENTS. After an adjustment to the Exercise Rate for outstanding Warrants under this Article V, any subsequent event requiring an adjustment under this Article V shall cause an adjustment to the Exercise Rate for outstanding Warrants as so adjusted.

     (1)   DEFINITIONS.

           "CURRENT MARKET VALUE" per share of Common Stock of the Company or any other security at any date shall mean:

     (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by an Independent Financial Expert (as defined herein) (provided that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board, a reasonable determination of value, may be utilized),

     (ii) (a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (ii)(a) and (ii)(b), as certified to the Warrant Agent by the president, any vice president or the chief financial officer of the Company. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any U.S. national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, The City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act, and

     (iii) notwithstanding the above subsections (i) and (ii), in the case of stock options granted to any employee, officer or director of the Company pursuant to a stock option plan of the Company, the fair value of such options determined in good faith by the board of directors of the Company.

     "INDEPENDENT FINANCIAL EXPERT" means any Person listed on Appendix A hereto
(i) that does not (and whose directors, executive officers and 5% stockholders do not) have a direct or indirect financial interest in the Company or any of its subsidiaries or Affiliates and (ii) that has not been for at least five years and, at the time that it is called upon to give independent financial advice to the Company, is not (and none of its directors, executive officers or 5% stockholders is) a promoter, director or officer of the Company or any of its subsidiaries or Affiliates.

     "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

     "TIME OF DETERMINATION" means, (i) in the case of any distribution of securities or other property to existing shareholders to which paragraph (b) applies, the time and date of the determination of shareholders entitled to receive such securities or property or (ii) in the case of any other issuance and sale to which paragraph (b) applies, the time and date of such issuance or sale.

     (m) WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED. No adjustment in the Exercise Rate need be made unless the adjustment would require an increase of at least 1 % in the Exercise Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustments. All calculations under this Article V shall be made to the nearest l/l000th of a share.

     SECTION 5.02. FRACTIONAL WARRANT SHARES. The Company shall not be required to issue fractional Warrant Shares upon exercise of the Warrants or distribute Warrant Certificates that evidence fractional Warrant Shares. In the event a holder is required by Section 2.02(c) to make a Cashless Exercise, the number of Warrant Shares issuable shall be rounded up to the nearest whole number. In addition, in no event shall any holder of Warrants be required to make any payment of a fractional cent. In lieu of fractional Warrant Shares, there shall be paid to the registered holders of Warrant Certificates at the time Warrants evidenced thereby are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value per Warrant Share on the Business Day preceding the date the Warrant Certificates evidencing such Warrants are surrendered for exercise. Such payments shall be made by check or by transfer to an account maintained by such registered holder with a bank in The City of New York. If any holder surrenders for exercise more than one Warrant Certificate, the number of Warrant Shares deliverable to such holder may, at the option of the Company, be computed on the basis of the aggregate amount of all the Warrants exercised by such holder.

     SECTION 5.03.  CERTAIN DISTRIBUTIONS.   If at any time after the
Exercisability Date, the Company grants, issues or sells at a price lower than Current Market Value options, convertible securities, or rights to purchase Capital Stock, warrants or other securities PRO RATA to the record holders of Common Stock (the "DISTRIBUTION RIGHTS") or, without duplication, makes any dividend or otherwise makes any distribution, including (subject to applicable law) pursuant to any plan of liquidation ("DISTRIBUTION") on shares of any Common Stock (whether in cash, property, evidences of indebtedness or otherwise), then the Company shall grant, issue, sell or make to each registered holder of Warrants then outstanding the aggregate Distribution Rights or Distribution, as the case may be, which such holder would have acquired if such holder had held the maximum number of shares of Common Stock acquirable upon complete exercise of each holder's Warrants (regardless of whether the Warrants are then exercisable and without giving effect to the Cashless Exercise option) immediately before the record date for the grant, issuance or sale of such Distribution Rights or Distribution, as the case may be, or, if there is no such record date, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Distribution Rights or Distribution, as the case may be.


                       ARTICLE VI. CONCERNING THE WARRANT AGENT

     SECTION 6.01.  WARRANT AGENT.   The Company hereby appoints State Street
Bank and Trust Company of California, N.A. as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions set forth herein and in the Warrant Certificates; and State Street Bank and Trust Company of California, N.A. hereby accepts such appointment. The Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof. The Warrant Agent may act through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.

     SECTION 6.02. CONDITIONS OF WARRANT AGENT'S OBLIGATIONS. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

     (a) The Warrant Agent shall be entitled to compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent and any predecessor Warrant Agent, their directors, officers, affiliates, agents and employees for, and to hold them and their directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder and its exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 6.02 shall survive the exercise and the expiration of the Warrant Certificates and the resignation and removal of the Warrant Agent.

     (b) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

     (c) The Warrant Agent may consult with counsel of its selection and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

     (d) The Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (e) The Warrant Agent, and its officers, directors, affiliates and employees ("RELATED PARTIES"), may become the owners of, or acquire any interest in, Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent or such Related Parties from acting in any other capacity for the Company.

     (f) The Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

     (g) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its authentication thereof).

     (h) The recitals and other statements contained herein and in the Warrant Certificates (except as to the Warrant Agent's authentication thereon) shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of the same. The Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Warrant Certificates, except for its due execution and delivery of this Agreement; provided, however, that the Warrant Agent shall not be relieved of its duty to authenticate the Warrant Certificates as authorized by this Agreement. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant.

     (i) Before the Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Warrant Agreement, it may require:

     (1) an Officers' Certificate (as defined in the Indenture) stating on behalf of the Company that, in the opinion of the signers, all conditions precedent, if any, provided for in this Warrant Agreement relating to the proposed action have been complied with; and

     (2) if reasonably necessary in the sole judgment of the Warrant Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided that such matter is one customarily opined upon by counsel.

     Each Officers' Certificate or, if requested, an opinion of counsel with respect to compliance with a condition or covenant provided for in this Warrant Agreement shall include:

     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     (j) The Warrant Agent shall be obligated to perform such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates duly authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02 hereof, to make any demand upon the Company.

     (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by the chairman or a co-chairman of the board, the president, the chief financial officer, any executive vice president or any senior vice president of the Company signing alone, or by any vice president signing together with the secretary, any assistant secretary, the treasurer, or any assistant treasurer of the Company.

     (l) The Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.

     (m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

     (n) The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the chairman or a co-chairman of the board, the president, the chief financial officer, any executive vice president or any senior vice president alone, or any vice president together with the secretary, assistant secretary, the treasurer or any assistant treasurer, of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Warrant Agent's duties and obligations arising under this Agreement. Such application by the Warrant Agent for written instructions from the Company may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken and the Warrant Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period); provided that (i) such application includes a statement to the effect that it is being made pursuant to this paragraph (n) and that unless objected to prior to such date specified in the application, the Warrant Agent will not be liable for any such action or omission to the extent set forth in this paragraph (n) and
(ii) prior to taking or omitting any such action, the Warrant Agent has not received written instructions objecting to such proposed action or omission.

     (o) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed on behalf of the Company by any one of the chairman of the board of directors, the president, the treasurer, the controller, any vice president or the secretary or assistant secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (p) The Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

     SECTION 6.03. RESIGNATION AND APPOINTMENT OF SUCCESSOR. (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder.

     (b) The Warrant Agent may at any time resign as Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; PROVIDED, HOWEVER, that such date shall be at least 60 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Warrant Agent, qualified as provided in Section 6.03(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Warrant Agent and one copy to the successor Warrant Agent. As provided in Section 6.03(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Warrant Agent or (y) 60 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Warrant Agent and appoint a successor Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Warrant Agent being removed and one copy to the successor Warrant Agent. The Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Warrant Agent and any appointment of a successor Warrant Agent shall become effective upon acceptance of appointment by the successor Warrant Agent as provided in Section 6.03(d). As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Warrants in the manner provided for in Section 7.04 hereof.

     (c) Upon resignation or removal of the Warrant Agent, if the Company shall fail to appoint a successor Warrant Agent within a period of 60 days after receipt of such notice of resignation or removal, then the holder of any Warrant Certificate or the retiring Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company.

     (d) Any successor Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having (or, in the case of a Warrant Agent that is an affiliate of a bank holding company, such bank holding company shall have), at the time of its appointment, a combined capital surplus of at least $50 million. Such successor Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.02(a) hereof, pay over, and such successor Warrant Agent shall be entitled to receive, all monies deposited with or held by any predecessor Warrant Agent hereunder.

     (e) Any corporation or bank into which the Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation or bank to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Warrant Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

     (f) No Warrant Agent under this Warrant Agreement shall be personally liable for any action or omission of any successor Warrant Agent.


                              ARTICLE VII. MISCELLANEOUS

     SECTION 7.01.  AMENDMENT.   This Agreement and the terms of the Warrants
may be amended by the Company and the Warrant Agent, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or to effect any assumptions of the Company's obligations hereunder and thereunder by a successor corporation under certain circumstances or in any other manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Warrant Certificates.

     The Company and the Warrant Agent may amend, modify or supplement this Agreement and the terms of the Warrants, and waivers to departures from the terms hereof and thereof may be given, with the consent of the Requisite Warrant Holders (as defined below) for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Warrants. "REQUISITE WARRANT HOLDERS" means (i) in the case of any amendment, modification, supplement or waiver that does not affect Article IV hereof, holders of a majority in number of the outstanding Warrants, voting separately as a class, or (ii) in the case of any amendment, modification, supplement or waiver that affects Article IV hereof, the holders of a majority of (x) the Shares issued upon exercise of the Warrants that, at the date of determination, are "restricted securities" within the meaning of the Securities Act and (y) of the outstanding Warrants (treating for approval purposes each Warrant as entitling the holder to a vote in an amount equal to the number of Shares issuable upon exercise of such Warrant in full). Notwithstanding any other provision of this Agreement, the Warrant Agent's consent must be obtained regarding any supplement or amendment which alters the Warrant Agent's rights or duties (it being expressly understood that the foregoing shall not be in derogation of the right of the Company to remove the Warrant Agent in accordance with Section 6.03 hereof). For purposes of any amendment, modification or waiver hereunder, Warrants held by the Company or any of its Affiliates shall be disregarded.

     Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

     SECTION 7.02. NOTICES AND DEMANDS TO THE COMPANY AND WARRANT AGENT. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions hereof or of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

     SECTION 7.03. ADDRESSES FOR NOTICES TO PARTIES AND FOR TRANSMISSION OF DOCUMENTS. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

     To the Company:

           Rhythms NetConnections Inc.
           7337 South Revere Parkway
           Englewood, CO 80112-3931
           Facsimile: (303) 706-4201
           Attention: Chief Executive Officer

     with copies to:

           Brobeck Phleger & Harrison LLP
           550 West "C" Street, Suite 1300
           San Diego, CA 92101-3532
           Facsimile: (619) 234-3848
           Attention: John Denniston

     To the Warrant Agent:

           State Street Bank and Trust Company of California, N.A.
           Library Tower
           633 West 5th Street, 12th Floor
           Los Angeles, CA 90071
           Facsimile: (213) 362-7357
           Attention: Corporate Trust Department (Rhythms NetConnections Inc. Warrants)

or at any other address of which either of the foregoing shall have notified the other in writing.

     SECTION 7.04. NOTICES TO HOLDERS. Notices to holders of Warrants shall be mailed to such holders at the addresses of such holders as they appear in the Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid to the address of such holder.

     SECTION 7.05. APPLICABLE LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7.06. PERSONS HAVING RIGHTS UNDER AGREEMENT. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates and the Warrant Shares any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the

Warrant Agent and their successors and of the holders of the Warrant Certificates and the Warrant Shares.

     SECTION 7.07. HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 7.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 7.09. INSPECTION OF AGREEMENT. A copy of this Agreement shall be available during regular business hours at the principal corporate trust office of the Warrant Agent, for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

     SECTION 7.10. AVAILABILITY OF EQUITABLE REMEDIES. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, holders of Warrants shall be entitled, in addition to any other right or remedy available to them, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

     SECTION 7.11. OBTAINING OF GOVERNMENTAL APPROVALS. The Company will from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under U.S. federal and state laws, and the rules and regulations of all stock exchanges on which the Warrants may become listed, which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Certificates, the exercise of the Warrants or the issuance, sale, transfer and delivery of the Warrant Shares issued upon exercise of the Warrants; provided, however, that nothing in this Section 7.11 shall require the Company to take any action with respect to federal securities laws and state "blue sky" or securities laws that it would not be required to take pursuant to the Warrant Registration Rights Agreement.

     SECTION 7.12. REPORTS TO HOLDERS. At all times from and after the earlier of (i) the date of effectiveness of a registration statement with respect to the Notes and (ii) the Exercisability Date, whether or not the Company is then required to file reports with the Securities and Exchange Commission, the Company shall file with the Commission all such reports and other information it would be required to file with the Securities and Exchange Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company shall supply the Warrant Agent and each Holder or shall supply to the Warrant Agent for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. The Warrant Agent's receipt of such reports and other information shall not constitute constructive notice of any information contained therein or determinable from information (including mathematical calculations) contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Warrant Agent is entitled to rely exclusively on Officers' Certificates). In addition, at all times prior to the earlier of (i) the date of effectiveness of a registration statement with respect to the Notes and (ii) the Exercisability Date, the Company shall, at its cost, deliver to each holder of Warrants quarterly and annual reports substantially equivalent to those that would be required by the Exchange Act if the Company were subject thereto. In addition, at all times prior to the date that any registration statement related to the Warrants is declared effective, upon the request of any holder of Warrants or any prospective purchaser of the Warrants designated by a holder of Warrants, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A.

                               [Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                         RHYTHMS NETCONNECTIONS INC.



                         By: /s/ Scott C. Chandler
                             ---------------------------------------------------
                         Name: Scott C. Chandler
                         Title: Chief Financial Officer



                         STATE STREET BANK AND TRUST
                         COMPANY OF CALIFORNIA, N.A.,
                           Warrant Agent



                         By:  /s/ Scott C. Emmons
                             ---------------------------------------------------
                         Name: Scott C. Emmons
                         Title: Assistant Vice President

                                                                       EXHIBIT A

                            [FORM OF WARRANT CERTIFICATE]

                                        [FACE]

     THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE OR OTHER SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THESE SECURITIES FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d), IF APPLICABLE, UNDER THE SECURITIES ACT (THE "RESALE RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THE WARRANTS REPRESENTED BY THIS CERTIFICATE EXCEPT (A) TO RHYTHMS NETCONNECTIONS INC. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) AGREES THAT THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE EXERCISED OR TRANSFERRED DURING THE 180-DAY PERIOD BEGINNING ON THE DAY OF THE COMPANY'S INITIAL PUBLIC OFFERING, SUBJECT TO CERTAIN EXCEPTIONS, AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE WARRANT AGENT SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER
(I) PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE

RESALE RESTRICTION TERMINATION DATE. HEDGING TRANSACTIONS INVOLVING THE WARRANTS REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 13 1/2% SENIOR DISCOUNT NOTES DUE 2008 OF RHYTHMS NETCONNECTIONS INC. (THE "NOTES") AND FOUR WARRANTS, EACH INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 1.7 SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF RHYTHMS NETCONNECTIONS INC. PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF: (i) NOVEMBER 1, 1998; (ii) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO A REGISTERED EXCHANGE OFFER FOR THE NOTES IS DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (iii) THE OCCURRENCE OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE RELATING TO THE NOTES); AND (iv) SUCH EARLIER DATE AS DETERMINED BY MERRILL LYNCH & CO. IN ITS SOLE DISCRETION, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.]*














-------------------------------

*    To be included on Warrant Certificates issued prior to the Separation Date.

                                                           CUSIP#[_____________]

No. ______                                                     [______] Warrants

                                 WARRANT CERTIFICATE

                             RHYTHMS NETCONNECTIONS INC.

     This Warrant Certificate certifies that [___________], or registered assigns, is the registered holder of [____] Warrants (the "WARRANTS") to purchase shares of Common Stock, par value $0.001 per share, issuable upon exercise of the Warrants (the "WARRANT SHARES") of RHYTHMS NETCONNECTIONS INC., a Delaware corporation (the "COMPANY," which term includes its successors and assigns). Each Warrant entitles the holder to purchase from the Company at any time from 9:00 a.m. New York City time on or after the Exercisability Date until 5:00 p.m., New York City time, on May 15, 2008 (the "EXPIRATION DATE"), 1.7 fully paid, registered and non-assessable Warrant Shares, subject to adjustment as provided in Article V of the Warrant Agreement, at an exercise price of $0.01 for each share purchased (the "Exercise Price"); upon surrender of this Warrant Certificate and payment of the Exercise Price (i) in cash or by certified or official bank check, (ii) by a Cashless Exercise or (iii) by any-combination of
(i) and (ii), at any office or agency maintained for that purpose by the Company (the "WARRANT EXERCISE OFFICE"), subject to the conditions set forth herein and in the Warrant Agreement; PROVIDED, HOWEVER, that no Warrant may be exercised during the 180-day period commencing on the date of the closing of an initial public offering of the Company's common stock (the "BLACKOUT PERIOD"), except
(x) in the event of receipt by the holder of such Warrant of the written consent for such exercise by the Company and the managing underwriters in such initial public offering or (y) in the event that such closing of the Company's initial public offering occurs on or after the date that is 180 days prior to the Expiration Date (the events referred to in these clauses (x) and (y), the "BLACKOUT PERIOD EXCEPTIONS"); and PROVIDED FURTHER that either a registration statement relating to the Warrant Shares underlying such Warrant is, at the time of exercise, effective and available or the exercise of such Warrant is exempt from the registration requirements of the Securities Act, and such Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the state or other jurisdiction in which the holder of such Warrant resides. For purposes of this Warrant, a "CASHLESS EXERCISE" shall mean an exercise of a Warrant in accordance with the immediately following two sentences. To effect a Cashless Exercise, the holder may exercise a Warrant or Warrants without payment of the Exercise Price in cash by surrendering such Warrant or Warrants (represented by one or more Warrant Certificates) and in exchange therefor, receiving such number of shares of Common Stock equal to the product of (1) that number of shares of Common Stock for which such Warrant or Warrants are exercisable and which would be issuable in the event of an exercise with payment of the Exercise Price and (2) the Cashless Exercise Ratio. The "CASHLESS EXERCISE RATIO" shall equal a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in this Warrant) per share of Common Stock on the date of exercise over the Exercise Price per share of Common Stock as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise. Upon surrender of a Warrant

Certificate representing more than one Warrant in connection with the holder's option to elect a Cashless Exercise, the holder must specify the number of Warrants for which such Warrant Certificate is to be exercised (without giving effect to the Cashless Exercise). All provisions of the Warrant Agreement shall be applicable with respect to a Cashless Exercise of a Warrant Certificate for less than the full number of Warrants represented thereby. Capitalized terms used herein without being defined herein shall have the definitions ascribed to such terms in the Warrant Agreement.

     "CURRENT MARKET VALUE" per share of Common Stock of the Company or any other security at any date shall mean (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by an Independent Financial Expert (as defined herein) (PROVIDED that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the board, a reasonable determination of value, may be utilized) or (ii) (a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (ii)(a) and (ii)(b), as certified to the Warrant Agent by the president, any vice president or the chief financial officer of the Company. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any U.S. national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, The City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

     "INDEPENDENT FINANCIAL EXPERT" means any person listed on Appendix A to the Warrant Agreement (i) that does not (and whose directors, executive officers and 5% stockholders do not) have a direct or indirect financial interest in the Company or any of its subsidiaries or Affiliates and (ii) that has not been for at least five years and, at the time that it is called upon to give independent financial advice to the Company, is not (and none of its directors, executive officers or 5% stockholders is) a promoter, director or officer of the Company or any of its subsidiaries or Affiliates.

     "SEPARABILITY DATE" means the earliest to occur of: (i) November 1, 1998;
(ii) the date on which a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Exchange Offer is declared effective under the Securities Act; (iii) the occurrence of a Change of Control (as defined in the Indenture); and (iv) such earlier date as determined by Merrill Lynch & Co. in its sole discretion.

     A "REPURCHASE EVENT", as defined in the Warrant Agreement, shall be deemed to occur on any date when the Company (i) consolidates with or merges into or with another person (but only where the holders of Common Stock receive consideration in exchange for all or part of such Common Stock), if the Common Stock (or other securities) thereafter issuable upon exercise of the Warrants is not registered under the Exchange Act or (ii) sells all or substantially all of its assets to another person, if the Common Stock (or other securities) thereafter issuable upon exercise of the Warrants is not registered under the Exchange Act; PROVIDED that, in each case, a "Repurchase Event" shall not be deemed to have occurred if the consideration for such transaction consists solely of cash.

     Following a Repurchase Event, the Company must make an offer to repurchase for cash all outstanding Warrants (a "Repurchase Offer"). If the Company makes a Repurchase Offer, Holders may, until the expiration date of such offer, surrender all or part of their Warrants for repurchase by the Company.

     Warrants received by the Warrant Agent in proper form during a Repurchase Offer will, except as otherwise provided in the Warrant Agreement, be repurchased by the Company at a price in cash (the "REPURCHASE PRICE") equal to the value on the date five Business Days prior to the date notice of the Repurchase Offer is first given of the Common Shares issuable, and other securities or property of the Company which would have been delivered upon exercise of the Warrants had the Warrants been exercised (whether or not the Warrants are then exercisable), less the Exercise Price in effect on the Notice Date for such Repurchase Offer. The value of such Common Shares and other securities will be determined by the Independent Financial Expert (as defined in the Warrant Agreement), in each case as set forth in the Warrant Agreement.

     The Company has initially designated the office of State Street Bank and Trust Company, N.A., an affiliate of the Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Warrant Exercise Office. The number of shares of Common Stock issuable upon exercise of the Warrants ("EXERCISE RATE") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on May 15, 2008 shall thereafter be void.

     If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into, or sells all or substantially all of its property and assets to, another Person (other than a subsidiary of the Company) solely for cash, the holders of Warrants which are then exercisable shall be entitled to receive distributions on the date of such event on an equal basis with holders of shares of Capital Stock (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event less the aggregate Exercise Price therefor.

     Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                              RHYTHMS NETCONNECTIONS INC.



                              By:
                                  ----------------------------------------------
                              Name:
                              Title:



                              STATE STREET BANK AND TRUST
                              COMPANY OF CALIFORNIA, N.A.,
                                   Warrant Agent



                              By:
                                  ----------------------------------------------
                              Name:
                              Title:

                            [FORM OF WARRANT CERTIFICATE]

                                      [REVERSE]

                             RHYTHMS NETCONNECTIONS INC.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on May 15, 2008 (the "EXPIRATION DATE"), each of which represents the right to purchase at any time on or after the Exercisability Date (as defined in the Warrant Agreement) and on or prior to the Expiration Date 1.7 Warrant Shares, subject to adjustment as set forth in the Warrant Agreement; PROVIDED, HOWEVER, that no Warrant may be exercised during the Blackout Period except in the case of a Blackout Period Exception; and PROVIDED FURTHER that either a registration statement relating to the Warrant Shares underlying such Warrant is, at the time of exercise, effective and available or the exercise of such Warrant is exempt from the registration requirements of the Securities Act, and such Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the state or other jurisdiction in which the holder of such Warrant resides. The Warrants are issued pursuant to a Warrant Agreement dated as of May 5, 1998 (the "WARRANT AGREEMENT"), duly executed and delivered by the Company to State Street Bank and Trust Company of California, N.A., Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants.

     Warrants may be exercised by (i) surrendering at any Warrant Exercise Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise by paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

     If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on May 15, 2008, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

     As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing such Warrant Share or Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Warrant Share or Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Share or Warrant Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

     The Company shall not be required to issue fractional Warrant Shares upon exercise of the Warrants or distribute Warrant Certificates that evidence fractional Warrant Shares. In lieu of fractional Warrant Shares, there shall be paid to the registered Holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value per share of Common Stock on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

     Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The term "BUSINESS DAY" shall mean any day on which (i) banks in The City of New York, (ii) banks in the city in which the principal corporate trust office of the Warrant Agent is located, (iii) the principal U.S. securities exchange or market, if any, on which the Common Stock is listed or admitted to trading and (iv) the principal U.S. securities exchange or market, if any, on which the Warrants are listed or admitted to trading, are open for business.

     The Warrants and the Warrant Shares are entitled to the benefits of a registration rights agreement relating to the Warrants and the Warrant Shares (the "WARRANT REGISTRATION RIGHTS AGREEMENT"), pursuant to which the holders of the Warrants will be entitled to piggyback registration rights for the issuance (if available) and resale of Warrant Shares in connection with (i) an initial public offering of the Common Stock (or other securities issuable upon exercise of the Warrants) if any stockholder of the Company participates in such public offering or (ii) certain public offerings of shares of Common Stock (or other securities issuable upon exercise of the Warrants) issuable upon exercise of the Warrants conducted subsequent to the initial public offering of such stock, subject to pro rata cut-back provisions with certain holders of contractual registration rights described in the Warrant Registration Rights Agreement in the event that the managing underwriter in any underwritten offering determines that inclusion of the Warrant Shares would materially and adversely affect the success of the offering. If only the Company sells shares in the initial public offering or all of the Warrant Shares (or other securities issuable upon exercise of the Warrants) are not sold in the initial public offering or any subsequent public offering, the Company will be required to use its best efforts to cause to be declared effective, no later than the later of (i) 180 days after the closing date of the initial public offering, subject to certain exceptions in the case of a "lock up" or "black out" imposed on the Company, or (ii) the first anniversary of the Closing Date, a shelf registration statement (the "WARRANT SHELF REGISTRATION STATEMENT") with respect to the issuance (if available) or sale of Warrant Shares (or other securities issuable upon exercise of the Warrants). The Company is required to use reasonable efforts to maintain the effectiveness of the Warrant Shelf Registration Statement until the earlier of (i) such time as all Warrants have been exercised and the Warrant Shares sold and (ii) 120 days after the date of effectiveness of the Warrant Shelf Registration Statement. During any consecutive 365-day period while the Warrants are exercisable, the Company will have the ability to postpone the filing of or suspend the availability of such registration statement for up to 60 days (except during the 60 days immediately prior to the expiration of the Warrants) if the Company's Board of Directors determines in good faith that there is a valid purpose for the suspension and provides notice of such determination to the holders at their addresses appearing in the register of Warrants maintained by the Warrant Agent. Holders of Warrants will not be named as selling security holders in the Warrant Shelf Registration Statement. The Warrant Agreement requires the Company to pay the expenses associated with such registration.

                            [FORM OF ELECTION TO EXERCISE]

           (To be executed upon exercise of Warrants on the Exercise Date)

     The undersigned hereby irrevocably elects to exercise [_______] of the Warrants represented by this Warrant Certificate and purchase the whole number of Warrant Shares issuable upon the exercise of such Warrants and herewith tenders payment for such Warrant Shares as follows:

     $________ in cash or by certified or official bank check; or by surrender of Warrants pursuant to a Cashless Exercise (as defined in the Warrant Agreement) for [________] shares of Common Stock at the current Cashless Exercise Ratio.

     The undersigned requests that a certificate representing such Warrant Shares be registered in the name of __________________ whose address is __________________ and that such shares be delivered to whose address is
___________________________. Any cash payments to be paid in lieu of a fractional share of Common Stock should be delivered to ___________________ ___________________________ whose address is _____________________ and the check representing payment thereof should be delivered to whose address is
___________________________.

     [FOR REGULATION S WARRANTS ONLY: The undersigned (i) certifies that it is not a "U.S. Person," as defined in Regulation S under the Securities Act of 1933, and that the Warrants being exercised hereby are not being so exercised on behalf of a U.S. Person or (ii) delivers herewith an opinion of counsel to the effect that the Warrants hereby exercised, and the delivery of Warrant Shares hereby, have been registered under the Securities Act of 1933 or are exempt from registration thereunder.]

     Dated _____________, ____

     Name of holder of
     Warrant Certificate:
                          ------------------------------------------------------
                                            (Please Print)

     Tax Identification or
     Social Security Number:
                             ---------------------------------------------------

     Address:
             -------------------------------------------------------------------

            --------------------------------------------------------------------

     Signature:
                ----------------------------------------------------------------
                Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a person other than the registered holder of this Warrant Certificate, the signature of the holder hereof must be guaranteed as provided in the Warrant Agreement.

Dated _____________, _______


               Signature:
                         -------------------------------------------------------
                  Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

               Signature Guaranteed:
                                    --------------------------------------------


                      [FORM OF CERTIFICATE FOR REPURCHASE OFFER]
                         (To be executed only upon repurchase
                      of Warrant by Rhythms NetConnections Inc.)

TO:
   -----------------------------

     The undersigned, having received prior notice of the consideration for which RHYTHMS NETCONNECTIONS INC. will repurchase the Warrants represented by the within Warrant Certificate, hereby surrenders this Warrant Certificate for repurchase by RHYTHMS NETCONNECTIONS INC. of the number of Warrants specified below for the consideration set forth in such notice.

Dated:
      ----------------

----------------------
(Number of Warrants)


----------------------
(Signature of Owner)


----------------------------------
(Street Address)

---------------------------------
(City) (State)      (Zip Code)


Signature Guaranteed By:

--------------------------
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Securities and/or check to be issued to:
                                         ------------------------------

Please insert social security or identifying number:
                                                    --------------------

Name:
     ---------------------------------

Street Address:
               -------------------------------

City, State and Zip Code:
                         --------------------------


                                 [FORM OF ASSIGNMENT]

     For value received ___________________ hereby sells, assigns and transfers unto __________________________ the within Warrant Certificate, together ____________________ with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.


     Dated: _________________, _______

                         Signature:
                                    --------------------------------------------
                         Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.


                         Signature Guaranteed:
                                               ---------------------------------

                    SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS


     The following exchanges of a part of this Global Warrant for certificated Warrants have been made:


                                                                                  Number of
                           Amount of                   Amount of                  Warrants of this
                           decrease in                 increase in                Global Warrant            Signature of
                           Number of                   Number of                  following such            authorized
 Date of                   Warrants of this            Warrants of this           decrease (or              officer of
 Exchange                  Global Warrant              Global Warrant             increase)                 Warrant Agent
-----------------          --------------------        ---------------------      --------------------      -----------------


                                                                       EXHIBIT B

                          FORM OF LEGEND FOR GLOBAL WARRANT

     Any Global Warrant authenticated and delivered hereunder shall bear a legend in substantially the following form:

     THIS SECURITY IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C

                      CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                       OR REGISTRATION OF TRANSFER OF WARRANTS


Re: Warrants to Purchase Common Stock (the "WARRANTS") of RHYTHMS NETCONNECTIONS INC.



     This Certificate relates to ______ Warrants held in */ / book-entry or */ / certificated form by ____________ (the "TRANSFEROR").

The Transferor:*

     / /   has requested the Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Warrant held by the Depositary a Warrant or Warrants in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Warrant (or the portion thereof indicated above); or

     / /   has requested the Warrant Agent by written order to exchange or register the transfer of a Warrant or Warrants.

     In connection with such request and in respect of each such Warrant, the Transferor does hereby certify that the Transferor is familiar with the Warrant Agreement relating to the above captioned Warrants and the restrictions on transfers thereof as provided in Section 1.08 of such Warrant Agreement, that the Resale Restriction Termination Date has not occurred, and that the transfer of this Warrant does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

     / /   Such Warrant is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 1.08(a)(y)(A) or Section 1.08(d)(i)(A) of the Warrant Agreement).

     / /   Such Warrant is being transferred to a qualified institutional buyer
(as defined in Rule 144A under the ACT), in reliance on Rule 144A.



-----------------------

*    Check applicable box.

     / /   Such Warrant is being transferred in reliance on Regulation S under the Act.


     / /   Such Warrant is being transferred in accordance with Rule 144 under the Act.


     / /   Such Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act.


                                        ----------------------------------------
                                        [INSERT NAME OF TRANSFEROR]


                                        By:
                                           -------------------------------------


Date:
     ----------------

                                                                       EXHIBIT D

                              FORM OF CERTIFICATE TO BE
                               DELIVERED IN CONNECTION
                             WITH REGULATION S TRANSFERS



                                                                      ,
                                               -----------------------  --------

State Street Bank and Trust Company of California, N.A.
Library Tower
633 West 5th Street, 12th Floor
Los Angeles, California 90071

Attention: Corporate Trust Department

Ladies and Gentlemen:

     In connection with our proposed sale of Warrants of Rhythms NetConnections Inc. (the "Company"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

     (1)   the offer of the Warrants was not made to a person in the United
States;

     (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the Securities Act, as applicable;

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

     (5) we have advised the transferee of the transfer restrictions applicable to the Warrants; and

     (6) if the circumstances set forth in Rule 904(b) under the Securities Act are applicable, we have complied with the additional conditions therein, including (if applicable) sending a confirmation or other notice stating that the Warrants may be offered and sold during the distribution compliance period specified in Rule 903(b)(2) or (3), as applicable, in accordance with the provisions of Regulation S; pursuant to registration of the Warrants under the Securities Act; or pursuant to an available exemption from the registration requirements under the Act.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S under the Securities Act.


                                        Very truly yours,

                                        [Name of Transferor]



                                        By:
                                          --------------------------------------
                                              [Authorized Signature]


     Upon transfer the Warrants would be registered in the name of the new beneficial owner as follows:


Name:
      ------------------------------------
Address:
        ----------------------------------
Taxpayer ID Number:
                    ----------------------

                                                                      APPENDIX A

                              LIST OF FINANCIAL EXPERTS

Alex. Brown & Sons
Bear, Stearns & Co. Inc.
Credit Suisse First Boston Corporation
Dillon, Read & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Furman Selz, LLP
Goldman, Sachs & Co.
Lazard Freres & Co.
Lehman Brothers
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Oppenheimer & Co., Inc.
PaineWebber Incorporated
Prudential Securities Inc.
Salomon Brothers Inc.


                                       App. A-1